Exhibit 99.1

Battalion Oil Corporation Announces
Third Quarter 2026 Financial and Operating Results

Houston, Texas, November 12, 2026 (GLOBE NEWSWIRE) -- Battalion Oil Corporation (NYSE American: BATL, “Battalion” or the “Company”) today announced financial and operating results for the third quarter of 2026.

Key Q3 2026 Highlights

●	Generated third quarter 2026 sales volumes of 11,359 barrels of oil equivalent per day (“Boe/d”) (~43% oil, 69% liquids)
●	Ended the quarter with $92.1 million of cash and cash equivalents and net debt (term loan indebtedness less cash and cash equivalents) of $70.4 million, down from $74.2 million at June 30, 2026 and $163.3 million at September 30, 2025.
●	Placed 17.1 million shares of common stock under its at-the-market (“ATM”) program for net proceeds of $28.4 million. Subsequent to September 30, 2026, the Company placed 25,000 additional shares.
●	Commenced drilling operations under the previously announced joint exploration and development agreement (“JEDA”). Subsequent to quarter end, have reached total depth on the four-well pad ahead of plan by over 25 days and under budget by more than $1.5 million gross cost. Completions will commence in late fourth quarter 2026 or early first quarter 2027.
●	Appointed John “Brad” Juneau to the board of directors effective September 30, 2026.
●	Executed a transformative midstream transaction on November 11, 2026 to transport the Company’s crude via pipeline rather than trucking. This transaction will significantly lower gathering costs as well as mitigate environment, health and safety risks.

Management Comments

During the third quarter of 2026, the Company returned to active drilling operations. The drilling performance on the first four wells of the JEDA has exceeded expectations by significant margins. The Company has contracted the rig for an additional four wells, and the rig is currently mobilizing to the next drilling location. Our partner in the JEDA has indicated their desire to participate in the next 4 wells. The Company also exceeded internal oil production targets for the third quarter of 2026, producing an average 4,915 net barrels oil per day versus a target of 4,835 net barrels oil per day.

Financing activities under the ATM program during the third quarter of 2026 have completed the transformation of our balance sheet. Following the close of the third quarter, the Company ceased nearly all trading under the ATM and maintains its commitment of judicious use of the facility going forward. Transition from trucking to transportation of oil via pipeline is a gamechanger for the Company and represents the culmination of years of multi-party negotiations.

“Our commitment to operational excellence has shown in our third quarter results. I’m proud of the team and look forward to continued execution,” said Daniel Rohling, COO of Battalion.

Results of Operations

Average daily net production and total operating revenue during the third quarter of 2026 were 11,359 Boe/d (43% oil) and $45.6 million, respectively, as compared to production and revenue of 12,293 Boe/d (53% oil) and $43.5 million, respectively, during the third quarter of 2025. The increase in revenues in the third quarter of 2026 as compared to the third quarter of 2025 is primarily attributable to a $5.13 increase per Boe in average realized prices (excluding the impact of hedges) partially offset by lower production primarily resulting from the disposition of volumes associated with the West Quito sale. Excluding the impact of hedges, Battalion realized approximately 98% of the average NYMEX oil price during the third quarter of 2026. Realized hedge losses totaled approximately $6.5 million during the third quarter of 2026.

Lease operating and workover expense was $10.40 per Boe in the third quarter of 2026 versus $11.69 per Boe in the third quarter of 2025. The decrease in lease operating and workover expense per Boe year-over-year is primarily the result of lower maintenance, power, and chemical costs. Gathering and other expenses were $12.57 per Boe in the third quarter of 2026 versus $9.02 per Boe in the third quarter of 2025. The increase in gathering and other expenses per Boe is primarily related to greater throughput volumes resulting from entry into a long-term processing agreement with a publicly traded large-cap midstream provider in January 2026. General and administrative expenses were $3.71 per Boe in the third quarter of 2026 compared to $2.73 per Boe in the third quarter of 2025. The increase in general and administrative expenses for the third quarter of 2026 is primarily due to higher professional fees including legal costs. Excluding non-recurring charges, general and administrative expenses would have been $3.29 per Boe in the third quarter of 2026.

For the third quarter of 2026, the Company reported a net loss available to common stockholders of $41.1 million and a net loss of $0.75 per share available to common stockholders, primarily reflecting a $44.8 million net loss on derivative contracts, of which $38.4 million was a non-cash unrealized mark-to-market loss. After adjusting for selected items, the Company reported an adjusted diluted net loss available to common stockholders for the third quarter of 2026 of $2.4 million or an adjusted diluted net loss of $0.04 per common share compared to an adjusted diluted net loss available to common stockholders for the third quarter of 2025 of $15.7 million or an adjusted diluted net loss of $0.96 per common share (see Reconciliation for additional information). Adjusted EBITDA during the quarter ended September 30, 2026 was $10.1 million as compared to $18.9 million during the quarter ended September 30, 2025 (see Adjusted EBITDA Reconciliation table for additional information). The Company generated net cash flows from operating activities of $1.6 million for the quarter ended September 30, 2026 compared to $28.0 million for the quarter ended September 30, 2025.

Liquidity and Balance Sheet

As of September 30, 2026, the Company had $162.5 million of term loan indebtedness outstanding and total liquidity made up of cash and cash equivalents of $92.1 million.

Forward Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements. Forward-looking statements include, among others, statements about anticipated production, liquidity, capital spending, drilling and completion plans, and forward guidance. Forward-looking statements may often, but not always, be identified by the use of such words such as "expects", "believes", "intends", "anticipates", "plans", "estimates", “projects,” "potential", "possible", or "probable" or statements that certain actions, events or results "may", "will", "should", or "could" be taken, occur or be achieved. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC's website at www.sec.gov or through the Company's website at www.battalionoil.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company's expectations.

About Battalion

Battalion Oil Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact

Matthew B. Steele

Chief Executive Officer & Principal Financial Officer

832-538-0300

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$37,987	$38,325	$123,421	$114,316
Natural gas	2,380	853	(6,017)	4,611
Natural gas liquids	5,080	4,208	15,083	14,420
Total oil, natural gas and natural gas liquids sales	45,447	43,386	132,487	133,347
Other	197	96	460	422
Total operating revenues	45,644	43,482	132,947	133,769

Operating expenses:
Production:
Lease operating	10,026	12,389	29,309	33,417
Workover and other	849	839	2,489	4,581
Taxes other than income	1,723	2,622	7,028	7,944
Gathering and other	13,139	10,199	36,657	33,157
General and administrative	3,879	3,085	12,205	10,065
Depletion, depreciation and accretion	11,060	13,522	35,644	40,541
Total operating expenses	40,676	42,656	123,332	129,705
Income from operations	4,968	826	9,615	4,064

Other income (expenses):
Net (loss) gain on derivative contracts	(44,831)	5,180	(79,744)	26,030
Interest expense and other	(3,637)	(6,741)	(13,478)	(20,010)
Loss on extinguishment of debt	—	—	(862)	—
Total other (expenses) income	(48,468)	(1,561)	(94,084)	6,020
(Loss) income before income taxes	(43,500)	(735)	(84,469)	10,084
Income tax benefit (provision)	—	—	—	—
Net (loss) income	$(43,500)	$(735)	$(84,469)	$10,084
Preferred dividends	(201)	(14,279)	(8,532)	(34,369)
Deemed contribution - preferred stock repurchase	2,593	—	2,593	—
Net loss available to common stockholders	$(41,108)	$(15,014)	$(90,408)	$(24,285)

Net loss per share of common stock available to common stockholders:
Basic	$(0.75)	$(0.91)	$(2.74)	$(1.48)
Diluted	$(0.75)	$(0.91)	$(2.74)	$(1.48)
Weighted average common shares outstanding:
Basic	54,686	16,457	32,980	16,457
Diluted	54,686	16,457	32,980	16,457

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	September 30, 2026	December 31, 2025
Current assets:
Cash and cash equivalents	$92,091	$27,965
Accounts receivable, net	25,644	12,071
Assets from derivative contracts	2,672	16,145
Restricted cash	91	91
Prepaids and other	589	892
Total current assets	121,087	57,164
Oil and natural gas properties (full cost method):
Evaluated	840,724	890,050
Unevaluated	54,334	48,025
Gross oil and natural gas properties	895,058	938,075
Less: accumulated depletion	(582,880)	(547,982)
Net oil and natural gas properties	312,178	390,093
Other operating property and equipment:
Other operating property and equipment	4,692	4,678
Less: accumulated depreciation	(2,856)	(2,807)
Net other operating property and equipment	1,836	1,871
Other noncurrent assets:
Assets from derivative contracts	3,822	7,350
Operating lease right of use assets	7,152	840
Other assets	3,867	3,360
Total assets	$449,942	$460,678

Current liabilities:
Accounts payable and accrued liabilities	$46,664	$39,734
Liabilities from derivative contracts	31,447	633
Current portion of long-term debt	4,063	22,510
Operating lease liabilities	1,398	764
Total current liabilities	83,572	63,641
Long-term debt, net	154,239	180,955
Other noncurrent liabilities:
Liabilities from derivative contracts	18,328	1,692
Asset retirement obligations	18,832	20,837
Operating lease liabilities	5,913	104
Commitments and contingencies
Temporary equity:
Redeemable convertible preferred stock: 138,000 shares
of $0.0001 par value authorized, issued and outstanding,
$193,757 aggregate liquidation preference at December 31, 2025	—	226,241
Stockholders' equity (deficit):
Redeemable convertible preferred stock: 103,041 shares
of $0.0001 par value authorized, issued and outstanding,
$162,821 aggregate liquidation preference at September 30, 2026	175,083	—
Common stock: 100,000,000 shares of $0.0001 par value authorized;
59,481,510 and 16,456,563 shares issued and outstanding at
September 30, 2026 and December 31, 2025, respectively	6	2
Additional paid-in capital	351,434	240,202
Accumulated deficit	(357,465)	(272,996)
Total stockholders' equity (deficit)	169,058	(32,792)
Total liabilities, temporary equity and stockholders' equity	$449,942	$460,678

BATTALION OIL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Cash flows from operating activities:
Net (loss) income	$(43,500)	$(735)	$(84,469)	$10,084
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depletion, depreciation and accretion	11,060	13,522	35,644	40,541
Stock-based compensation, net	115	—	536	(109)
Unrealized loss (gain) on derivative contracts	38,378	(1,044)	64,450	(20,120)
Amortization of deferred financing costs	320	388	932	1,180
Loss on extinguishment of debt	—	—	862	—
Accrued settlements on derivative contracts	2,906	613	5,301	76
Other	126	84	133	193
Cash flows from operations before changes in working capital	9,405	12,828	23,389	31,845
Changes in working capital	(7,764)	15,145	(10,865)	19,064
Net cash provided by operating activities	1,641	27,973	12,524	50,909

Cash flows from investing activities:
Oil and natural gas capital expenditures	(5,276)	(16,483)	(13,094)	(69,573)
Proceeds received from sale of oil and natural gas assets	(1,245)	—	58,810	—
Other operating property and equipment capital expenditures	—	—	—	(14)
Other	(315)	(5)	(329)	(375)
Net cash (used in) provided by investing activities	(6,836)	(16,488)	45,387	(69,962)

Cash flows from financing activities:
Proceeds from borrowings	—	—	—	63,000
Repayments of borrowings	—	(5,651)	(45,635)	(11,329)
Debt issuance costs	(258)	—	(1,322)	(1,875)
Proceeds from issuance of common stock	28,294	—	72,222	—
Preferred stock repurchase	(19,050)	—	(19,050)	—
Net cash provided by (used in) financing activities	8,986	(5,651)	6,215	49,796

Net increase in cash, cash equivalents and restricted cash	3,791	5,834	64,126	30,743

Cash, cash equivalents and restricted cash at beginning of period	88,391	44,712	28,056	19,803
Cash, cash equivalents and restricted cash at end of period	$92,182	$50,546	$92,182	$50,546

BATTALION OIL CORPORATION

SELECTED OPERATING DATA (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Production volumes:
Crude oil (MBbls)	452	599	1,490	1,752
Natural gas (MMcf)	1,969	1,778	6,035	5,713
Natural gas liquids (MBbls)	265	236	811	680
Total (MBoe)	1,045	1,131	3,307	3,384
Average daily production (Boe/d)	11,359	12,293	12,114	12,396

Average prices:
Crude oil (per Bbl)	$84.04	$63.98	$82.83	$65.25
Natural gas (per Mcf)	1.21	0.48	(1.00)	0.81
Natural gas liquids (per Bbl)	19.17	17.83	18.60	21.21
Total per Boe	43.49	38.36	40.06	39.41

Cash effect of derivative contracts:
Crude oil (per Bbl)	$(17.29)	$1.48	$(16.19)	$(1.42)
Natural gas (per Mcf)	0.73	1.83	1.48	1.47
Natural gas liquids (per Bbl)	(0.31)	—	(0.10)	—
Total per Boe	(6.18)	3.66	(4.62)	1.75

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$66.75	$65.46	$66.64	$63.83
Natural gas (per Mcf)	1.94	2.31	0.48	2.28
Natural gas liquids (per Bbl)	18.86	17.83	18.50	21.21
Total per Boe	37.31	42.02	35.44	41.16

Average cost per Boe:
Production:
Lease operating	$9.59	$10.95	$8.86	$9.88
Workover and other	0.81	0.74	0.75	1.35
Taxes other than income	1.65	2.32	2.13	2.35
Gathering and other	12.57	9.02	11.08	9.80
General and administrative, as adjusted (1)	3.29	2.44	3.05	2.50
Depletion	10.36	11.64	10.55	11.64

(1) Represents general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$3.71	$2.73	$3.70	$2.97
Stock-based compensation:
Non-cash	(0.12)	-	(0.17)	(0.01)
Non-recurring charges and other:
Cash	(0.30)	(0.29)	(0.48)	(0.46)
General and administrative, as adjusted(2)	$3.29	$2.44	$3.05	$2.50

Total operating costs, as reported	$28.33	$25.76	$26.52	$26.35
Total adjusting items	(0.42)	(0.29)	(0.65)	(0.47)
Total operating costs, as adjusted(3)	$27.91	$25.47	$25.87	$25.88

(2)	General and administrative, as adjusted, is a non-GAAP measure that excludes non-cash stock-based compensation charges relating to equity awards under our incentive stock plan, as well as other cash charges associated with non-recurring charges and other. The Company believes that it is useful to understand the effects that these charges have on general and administrative expenses and total operating costs and that exclusion of such charges is useful for comparison to prior periods.
(3)	Represents lease operating expense, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in the reconciliation above.

BATTALION OIL CORPORATION

RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
As Reported:
Net loss available to common stockholders - diluted (1)	$(41,108)	$(15,014)	$(90,408)	$(24,285)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$34,794	$841	$61,789	$(21,485)
Natural gas	2,167	(1,885)	1,244	1,365
Natural gas liquids	1,417	—	1,417	—
Total mark-to-market non-cash charge	38,378	(1,044)	64,450	(20,120)
Loss on extinguishment of debt	—	—	862	—
Non-recurring charges	312	324	1,601	1,546
Selected items, before income taxes	38,690	(720)	66,913	(18,574)
Income tax effect of selected items	—	—	—	—
Selected items, net of tax	38,690	(720)	66,913	(18,574)

Net loss available to common stockholders, as adjusted	$(2,418)	$(15,734)	$(23,495)	$(42,859)

Diluted net loss per common share, as reported	$(0.75)	$(0.91)	$(2.74)	$(1.48)
Impact of selected items (3)	0.71	(0.05)	2.03	(1.12)
Diluted net loss per common share, excluding selected items (2)	$(0.04)	$(0.96)	$(0.71)	$(2.60)

Net cash provided by (used in) operating activities	$1,641	$27,973	$12,524	$50,909
Changes in working capital	7,764	(15,145)	10,865	(19,064)
Cash flows from operations before changes in working capital	9,405	12,828	23,389	31,845
Cash components of selected items	(2,594)	(289)	(3,700)	1,470
Income tax effect of selected items	—	—	—	—
Cash flows from operations before changes in working capital, adjusted for selected items (2)	$6,811	$12,539	$19,689	$33,315

(1)	Amount reflects net loss available to common stockholders on a diluted basis for earnings per share purposes as calculated using the two-class method of computing earnings per share which is further described in Note 14, Earnings Per Share in our Form 10-K for the year ended December 31, 2025.
(2)	Diluted net loss per common share excluding selected items and cash flows from operations before changes in working capital adjusted for selected items are non-GAAP measures presented based on management's belief that they will enable a user of the financial information to understand the impact of these items on reported results. These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flows from operations, as defined by GAAP. These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.
(3)	The impact of selected items for the three and nine months ended September 30, 2026 were calculated based upon weighted average diluted shares of 54.7 and 33.0 million, respectively, due to the net loss available to common stockholders, excluding selected items. The impact of selected items for the three and nine months ended September 30, 2025 were calculated based upon weighted average diluted shares of 16.5 million due to the net loss available to common stockholders, excluding selected items

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025

Net (loss) income, as reported	$(43,500)	$(735)	$(84,469)	$10,084
Impact of adjusting items:
Interest expense	4,632	7,318	15,597	21,848
Depletion, depreciation and accretion	11,060	13,522	35,644	40,541
Stock-based compensation	126	—	547	48
Interest income	(903)	(503)	(1,839)	(1,846)
Loss on extinguishment of debt	—	—	862	—
Unrealized loss (gain) on derivatives contracts	38,378	(1,044)	64,450	(20,120)
Non-recurring charges and other	312	324	1,601	1,546
Adjusted EBITDA(1)	$10,105	$18,882	$32,393	$52,101

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025

Net (loss) income, as reported	$(43,500)	$15,508	$(56,477)	$1,795
Impact of adjusting items:
Interest expense	4,632	5,124	5,841	6,987
Depletion, depreciation and accretion	11,060	12,222	12,362	11,603
Asset impairment	—	—	—	1,072
Stock-based compensation	126	421	—	—
Interest income	(903)	(612)	(324)	(414)
Loss on extinguishment of debt	—	—	862	—
Unrealized loss (gain) on derivatives contracts	38,378	(20,865)	46,937	(9,313)
Non-recurring charges and other	312	454	835	1,631
Adjusted EBITDA(1)	$10,105	$12,252	$10,036	$13,361

Adjusted LTM EBITDA(1)	$45,754

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net (loss) income. This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.

BATTALION OIL CORPORATION

ADJUSTED EBITDA RECONCILIATION (Unaudited)

(In thousands)

	Three Months	Three Months	Three Months	Three Months
	Ended	Ended	Ended	Ended
	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024

Net (loss) income, as reported	$(735)	$4,796	$6,023	$(22,202)
Impact of adjusting items:
Interest expense	7,318	7,341	7,189	6,135
Depletion, depreciation and accretion	13,522	13,939	13,080	14,155
Asset impairment	—	—	—	18,511
Stock-based compensation	—	—	48	12
Interest income	(503)	(764)	(579)	(278)
Loss on extinguishment of debt	—	—	—	7,489
Unrealized (gain) loss on derivatives contracts	(1,044)	(7,248)	(11,828)	1,648
Change in fair value of embedded derivative liability	—	—	—	(761)
Merger Termination Payment	—	—	—	(10,000)
Non-recurring charges and other	324	73	1,149	3,310
Adjusted EBITDA(1)	$18,882	$18,137	$15,082	$18,019

Adjusted LTM EBITDA(1)	$70,120

(1)	Adjusted EBITDA is a non-GAAP measure, which is presented based on management's belief that it will enable a user of the financial information to understand the impact of these items on reported results. This financial measure is not a measure of financial performance under GAAP and should not be considered as an alternative to GAAP measures, including net income (loss). This financial measure may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Battalion's performance.